THIS TRANSFER AGREEMENT (THE “AGREEMENT”) RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO ONE OR MORE ACCREDITED INVESTORS (AS DEFINED HEREIN) WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN)

SHARE TRANSFER AGREEMENT

BETWEEN:

DWM PETROLEUM AG, a company organized under
the laws of Switzerland with a business address at
Bahnhofstrasse 9, CH – 6341 Baar/Zug, Switzerland

(the “Vendor”)

AND:

________________________, a
 ___________________________ with a business address at
________________________________________________
________________________________________________

(the “Purchaser”)

WHEREAS:

A.                         The Vendor is the registered and beneficial owner of shares (“PMI Shares”) of common stock of Petromanas Energy Inc. (“PMI”), a British Columbia corporation with a listing on the TSX Venture Exchange; and

B.                         The Vendor has agreed to sell and the Purchaser has agreed to purchase ______________PMI Shares (the “Shares”) on the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree as follows:

1.                         Purchase and Sale

1.1                       On the basis of the representations and warranties of the parties to this Agreement and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase the Shares from the Vendor, and the Vendor agrees to sell the Shares to the Purchaser. The purchase price for the Shares is the sum of CDN$0.115 per share for an aggregate total of CDN$_______________(the “Purchase Price”).

1.2                       The closing of the purchase and sale of the Shares (the “Closing”) will take place on Friday, August 17, 2012 (the “Closing Date”) or such other date as may be agreed upon by the Vendor and Gordon Keep.

1.3                       On or before the Closing Date, the Purchaser will deposit the Purchase Price with Clark Wilson LLP (“CW”), counsel to the Vendor, using the wire transfer instructions attached to this Agreement as Exhibit “A”.

1.4                       On or before the Closing Date, the Vendor will deposit with CW one or more share certificates representing, in the aggregate, the Shares, together with one or more stock transfer powers of attorney, duly endorsed by the Vendor for transfer (collectively, the “Conveyance Documents”).

1.5                       Upon confirmation by CW that it has received the Purchase Price and the Conveyance Documents, CW will deliver the Purchase Price to the Vendor and the Conveyance Documents to the Purchaser, in care of Gordon Keep, at 3123-595 Burrard Street, Vancouver B.C. V7X 1J1.

2.                         Representations and Warranties

2.1                       The Vendor represents and warrants to the Purchaser (which representations and warranties shall survive the Closing), with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale of the Shares as contemplated herein, that:

(a)	the Vendor is the registered and beneficial owner of the Shares free and clear of all liens, charges and encumbrances of any kind whatsoever;

(b)

there are no written instruments, buy-sell agreements, registration rights or agreements, voting agreements or other agreements by and between or among the Vendor or any other person, imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to the Shares or the ownership thereof;

(c)

the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser;

(d)	no person, firm, corporation or entity of any kind has or will have any agreement or option or any right capable at any time of becoming an agreement to:

	(i)	purchase or otherwise acquire the Shares; or

	(ii)	require the Vendor to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Shares other than under this Agreement;

(e)

this Agreement and all other documents required to be executed and delivered by the Vendor have been duly, or will when executed and delivered be duly, executed and delivered by the Vendor, and constitute the legal, valid and binding obligations of the Vendor, enforceable against the Vendor in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, specific performance, injunctive relief and other equitable remedies;

(f)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any agreement, written or oral, to which the Vendor may be a party or by which the Vendor is or may be bound; and

(g)

the Vendor has not taken any action which would impose any obligation or liability to any person for finder’s fees, agent’s commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

2.2                       The Purchaser represents and warrants to the Vendor (which representations and warranties shall survive the Closing), with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale of the Shares as contemplated herein, that the Purchaser:

(a)

understands that the Shares have not been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with any applicable securities laws;

(b)

is an “accredited investor”, as that term is defined in Canada’s National Instrument 45-106, Prospectus and Registration Exemptions, and that the accredited investor questionnaire attached to this Agreement as Exhibit “B” is complete and accurate in every respect;

(c)	is acquiring the Shares as principal for investment only and not with a view to resale or distribution;

(d)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Purchaser is resident (the “International Jurisdiction”) which would apply to the acquisition of the Shares;

(e)

is purchasing the Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Purchaser is permitted to purchase the Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(f)

represents and warrants to the Vendor that the applicable securities laws of the authorities in the International Jurisdiction do not and will not require the Vendor to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Shares;

(g)	agrees that the purchase of the Shares by the Purchaser does not and will not trigger:

(i) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(ii) any continuous disclosure reporting obligation of PMI or the Vendor in the International Jurisdiction;

(h)

will, if requested by the Vendor, deliver to the Vendor a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in paragraphs (e), (f) and (g) above to the satisfaction of the Vendor, acting reasonably;

(i)	understands that there are risks associated with the purchase of the Shares, as more fully described in PMI’s periodic disclosure forming part of the public record on SEDAR;

(j)	has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement;

(k)

has not taken any action which would impose any obligation or liability to any person for finder’s fees, agent’s commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(l)	has adequate net worth and means of providing for its current financial needs and possible personal contingencies;

(m)	is not a U.S. Person;

(n)	is not in the United States at the time of signing this Agreement and will not be in the United States at the date of completion of the transactions contemplated by this Agreement; and

2.3                       In this Agreement, the term “U.S. Person” shall have the meaning ascribed in Regulation S.

3.                         Resale Restrictions

3.1                       The Purchaser agrees that:

(a)	it shall not offer to sell or sell any of the Shares prior to the expiration of a period of four months after the date of transfer of the Shares (the “Resale Restriction Period”);

(b)

any offer to sell, and any sale of, any of the Shares after the expiration of the Resale Restriction Period shall be made only pursuant to applicable securities laws, rules and regulations and the applicable requirements, if any, of the TSX Venture Exchange (or any successor stock exchange on which the Shares are then publicly traded);

3.2                       The Purchaser has been advised to consult the Purchaser's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, including the resale restrictions imposed by this Agreement, and it is solely responsible (and the Vendor is not in any way responsible) for compliance with any applicable laws of the International Jurisdiction in which the Purchaser is resident in connection with the distribution of the Shares hereunder, and any other applicable resale restrictions.

4.                         Legending and Registration of Subject Shares

4.1                       The Purchaser agrees that a legend may be placed on the certificates representing the Shares to the effect that the Shares represented by such certificates are subject to a hold period and may not be traded until the expiry of the Resale Restriction Period and such other hold period as may be required by applicable law. The Purchaser hereby acknowledges and agrees that PMI may make a notation on its records or give instructions to its registrar and transfer agent in order to implement the restrictions on transfer set forth and described in this Agreement.

5.                         Additional Shares Owned By Vendor

5.1                       The Purchaser acknowledges that, in addition to the Shares, the Vendor owns approximately 100,000,000 common shares in the capital of PMI (the “Retained Shares”). Until the earlier of (a) the first anniversary of this Agreement or (b) the date upon which common shares of PMI have traded at a price equal to or greater than CAD$0.60 for five business days, the Vendor shall not be permitted to sell any of the Retained Shares without the prior written consent of the Purchaser.

5.2                       The parties hereto acknowledge that, pursuant to a Share Purchase Agreement dated February 12, 2010 (the “Original Purchase Agreement”) between the Vendor, PMI (then known as WWI Resources Ltd.) and a subsidiary of PMI, PMI is required to issue up to an aggregate of 50,000,000 additional PMI common shares (the “Performance Shares”) upon the occurrence of any of the following on or before February 24, 2020:

(a)

25,000,000 common shares upon receipt of a report prepared pursuant to National Instrument 51-101 “Standards of Disclosure for Oil and Gas Activities” confirming that the Licenses (as defined in the Original Purchase Agreement) have proven and probable (“2P”) reserves of not less than 50,000,000 barrels of oil equivalent ("boe"); and

(b)

Upon Petromanas Albania being in receipt of a report prepared pursuant to National Instrument 51-101 confirming that the Licenses have 2P reserves in excess of 50,000,000 boe; for each 50,000,000 boe over and above the initial 50,000,000 boe, an additional 500,000 common shares will be issued to a maximum of 25,000,000 common shares.

If and as the Vendor receives Performance Shares, the Vendor shall promptly transfer to the Purchaser such number thereof as is equal to the Purchaser’s pro-rata percentage of “X”, where “X” is equal to twenty-two and one half of one percent (22.5%) of the number of Performance Shares received by Vendor. The Purchaser’s pro-rata percentage of “X” shall be determined by dividing the number of the Shares purchased pursuant to this Agreement by 90,000,000.

6.                        Entire Agreement

6.1                       There are no representations, warranties, collateral agreements, or conditions except as herein specified.

7.                         Expenses

7.1                       Each party to this Agreement will be responsible for all of its own expenses, legal and other professional fees, disbursements, and all other costs incurred in connection with the negotiation, preparation, execution, and delivery of this Agreement and all documents and instruments relating hereto and the consummation of the transactions contemplated hereby.

8.                         Governing Law

8.1                       This Agreement will be governed by and construed in accordance with the law of British Columbia.

9.                         Further Assurances

9.1                       The parties to this Agreement hereby agree to execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

10.                       Electronic Means

10.1                      Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement.

11.                       Counterparts

11.1                      This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

12.                       Clark Wilson

12.1                      Both parties to this Agreement acknowledge and agree that Clark Wilson LLP has acted as counsel only to the Vendor and is not protecting the rights and interests of the Purchaser. The Purchaser acknowledges and agrees that the Vendor and Clark Wilson LLP have given the Purchaser the opportunity to seek, and are hereby recommending that the Purchaser obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Purchaser hereby represents and warrants to the Vendor and Clark Wilson LLP that the Purchaser has sought independent legal advice or waives such advice.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the 13th day of August, 2012.

DWM PETROLEUM AG

Per: ______________________________________________
Authorized Signatory

[insert name of Purchaser in the blank]:

Per: ______________________________________________
Authorized Signatory

EXHIBIT A –

TRUST FUNDS (CDN)

INSTRUCTIONS FOR WIRING FUNDS TO CLARK WILSON LLP

EXHIBIT B

CANADIAN ACCREDITED INVESTOR QUESTIONNAIRE

Accredited Investors only: Please check the appropriate box and initial

[ ]	(a)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

[ ]	(b)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (a),

[ ]	(c)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

[ ]	(d)

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

[ ]	(e)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000,

[ ]	(f)

a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor as defined in this paragraph (f),

[ ]	(g)	an investment fund that distributes or has distributed its securities only to

(i)	a person that is or was an accredited investor at the time of the distribution,

(ii)

a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] of NI 45-106, or 2.19 [Additional investment in investment funds] of NI 45-106, or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106,

[ ]	(h)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

[ ]	(i)

a trust company or trust company registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust company, as the case may be,

[ ]	(j)	a person acting on behalf of a fully managed account managed by that person, if that person

(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)	in Ontario, is purchasing a security that is not a security of an investment fund,

[ ]	(k)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

[ ]	(l)	an entity organized in a foreign jurisdiction that is analogous to the entity referred to in paragraph (a) in form and function,

[ ]	(m)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

[ ]	(n)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

[ ]	(o)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.

Dated _____________________________, 20____.

X
Signature of individual (if Purchaser is an individual)

X
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)